EXHIBIT 10.8
SECOND AMENDMENT AND RESTATEMENT OF THE
ULTA SALON, COSMETICS & FRAGRANCE, INC.
(FORMERLY ULTA3 COSMETICS & SALON, INC.)
RESTRICTED STOCK PLAN
     Section 1. Administration. This Plan (the “Plan”) shall be known as the “Ulta Salon, Cosmetics & Fragrance, Inc. Restricted Stock Plan.” The purpose of the Plan is to compensate and incent key Employees and Non-Employee Directors of Ulta Salon, Cosmetics & Fragrance, Inc. (the “Company”) commensurate with the financial success of the Company. Certain capitalized terms used herein are defined in Section 8. This Plan shall be administered by a committee (herein the “Committee”) composed of at least two (2) members of the Company’s Board of Directors (the “Board”) as appointed by the Board from time to time, but if no Committee is appointed then the entire Board shall serve as such. Each appointed Committee member may be removed from the Committee by the Board at any time without cause. In the event the Company has issued any class of common stock required to be registered under Section 12 of the Exchange Act, the Committee shall be constituted so as to comply with the disinterested administration requirements under Rule 16b-3 of the Exchange Act. Members of the Committee shall serve at the pleasure of the Board. The Committee shall have the right and power at any time and from time to time to make an offer to sell shares of the Company’s Common Stock, par value $.01 per share (which shares shall be subject to the restrictions as set forth herein), to any employee or non-employee director of the Company (hereinafter, an “Employee” or a “Non-Employee Director”, respectively, each a “Participant” and collectively the “Participants”); provided that the purchase price thereof shall be not less than $.01 per share. The shares issued to Participants hereunder are referred to as “Restricted Stock”. The Committee shall have the power to interpret the Plan and to adopt such Rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such Rules. The Committee, may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers or other persons. The Committee, the Company and the Board shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken in good faith shall be final and binding upon all Participants, other holders of Restricted Stock, the Company and all other interested persons. No members of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Restricted Stock and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.
     Section 2. Purchase and Sale of Restricted Stock. Upon the Company’s receipt from a Participant of a good check in the amount of the purchase price therefor and a dated and executed Annex I to Restricted Stock Plan substantially in the form attached hereto, with such modifications as may be approved from time to time by the Committee, the Company will issue a stock certificate in the name of such Participant representing the number of shares of Restricted Stock subject to such acceptance and will deliver to such Employee or Non-Employee Director a copy of the certificate(s) representing such shares. The date of such purchase and sale is referred to herein as the “Date of Issuance” of such shares. Until the occurrence of a Sale of the Company, all certificates evidencing such shares may be held at the Company’s option by the Company for the benefit of such Participant and the other holder(s) of Restricted Stock.

Second Amendment and Restatement of Restricted Stock Plan
(Following October 2005 Technical Amendments)

     Section 3. Repurchase Options.
     (a) In the event a Participant no longer provides Services to the Company for any reason (the date of termination of Services being referred to as the “Termination Date”), the Restricted Stock issued to such Participant (whether then held by the Participant or one or more transferees) shall be subject to repurchase by the Company pursuant to the terms and conditions set forth in this Section 3 (the “repurchase option”); provided that the Company’s right to repurchase such Restricted Stock shall terminate upon a sale of the Company or a qualified Public Offering. The repurchase price of each vested share shall be the Market Value of such share as of the date of repurchase of such shares. The repurchase price of each unvested share shall be the Original Cost.
     (b) Until a share of Restricted Stock becomes a vested share, such share shall be an unvested share. Subject to Section 3(c) below, unless the Committee determines otherwise, shares of Restricted Stock issued to a Participant on a particular date of issuance will become Vested Shares in accordance with the following schedule if as of each date set forth the Participant remains in the Service of the Company or any subsidiary:

Cumulative Percentage of
Shares of Participant Stock
Date	Which are Vested Shares
the Date of Issuance	0%
the first anniversary of the Date of Issuance	25%
the second anniversary of the Date of Issuance	50%
the third anniversary of the Date of Issuance	75%
the fourth anniversary of the Date of Issuance	100%
     (c) In the event of a Sale of the Company, all shares of Restricted Stock not having been previously vested hereunder shall become Vested Shares on the date of such Sale of the Company. If the Participant’s Service to the Company is terminated by reason of the Participant’s death or Disability, all shares of Restricted Stock shall become vested on such Termination Date. If the Participant’s Service to the Company is terminated by reason of the Participant’s Retirement, all shares of Restricted Stock which would have become Vested Shares had Participant’s Service to the Company continued during the twelve (12) months following the Termination Date.
     (d) The Company may elect to purchase all of a Participant’s Restricted Stock by delivery of written notice (the “Repurchase Notice”) to the holder or holders of such Restricted Stock within ninety (90) days after the third anniversary date of the Termination Date if the termination was due to death, Disability or Retirement, or within one hundred eighty (180) days after the Termination Date where termination was due to any reason except for death, permanent Disability or Retirement. The Repurchase Notice shall set forth the number of shares of

Second Amendment and Restatement of Restricted Stock Plan
(Following October 2005 Technical Amendments)

Restricted Stock to be acquired from such holder, the number of Vested Shares and Unvested Shares to be acquired from such holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction.
     (e) If for any reason the Company does not elect to purchase all of the shares of Restricted Stock of a Participant pursuant to the Repurchase Option, and the Participant and his/her permitted transferees who owns ten thousand (10,000) or more shares of Restricted Stock, the Investors shall be entitled to exercise the Company’s Repurchase Option in the manner set forth in Section 3(d) for the shares of such Restricted Stock the Company has not elected to purchase (the “Available Shares”). As soon as practicable after the Company has determined that there will be Available Shares, but in any event no later than sixty (60) days prior to the expiration of the Company’s period of time to serve the Repurchase Notice, the Company shall deliver written notice (the “Option Notice”) to the Investors setting forth the number of Available Shares and the price for each Available Share. The Investors may elect to purchase any number of Available Shares by delivering written notice to the Company within thirty (30) days after receipt of the Option Notice from the Company. In the event the aggregate number as to which elections are made exceeds the number of Available Shares, the shares shall be allocated pro rata according to the number of shares of Underlying Common Stock held by the Investors at the time of delivery of the Supplemental Repurchase Notice. As soon as practicable, and in any event within 5 days, after the expiration of the second thirty (30) day period set forth above, the Company shall notify each holder of Restricted Stock subject to purchase as to the number of shares being purchased from such holder by each Investor (the “Supplemental Repurchase Notice”). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Restricted Stock, the Investors shall also receive written notice from the Company setting forth the number of shares each of them is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction. If both the Company and the Investors have exercised their rights to purchase Restricted Stock pursuant to the Repurchase Option, the number of shares of Restricted Stock to be purchased at Original Cost and at Market Value or a percentage thereof will be prorated among the Company and the Investors based upon the total number of shares each is to purchase.
     (f) The closing of the purchase transaction(s) shall take place an the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than sixty (60) days and not less than ten (10) days after the delivery of the later of either such notice to be delivered. The Company and/or the Investors will pay for the Restricted Stock to be purchased pursuant to the Repurchase Option by delivery of a check or checks in the aggregate amount of the total purchase price. The purchasers of such Restricted Stock will be entitled to receive customary representations and warranties from the seller regarding the sale of such Restricted Stock.
     Section 4. Restrictions on Transfer.
     (a) Transfer of Restricted Stock. A Participant may not sell, pledge or otherwise transfer any interest in any Unvested Shares. A Participant may not sell, pledge or otherwise transfer any interest in any Vested Shares except pursuant to the provisions of Section 5 and 6 hereof (“Exempt Transfers”) and except pursuant to the provisions of this Section 4; provided that in no event may any transfer of Restricted Stock pursuant to this Section 4 be made for any

Second Amendment and Restatement of Restricted Stock Plan
(Following October 2005 Technical Amendments)

consideration other than cash payable upon the consummation of such transfer. At least sixty (60) days prior to making any transfer other than an Exempt Transfer, the transferring Participant must deliver a written notice (the “Sale Notice”) to the Company. The Sale Notice will disclose in reasonable detail the identity of the prospective transferee(s), the number of shares of Restricted Stock proposed to be transferred and the terms and conditions of the proposed transfer. The Participant (and the transferees of each) may not consummate any such transfer until sixty (60) days after the Sale Notice has been delivered to the Company.
     (b) First Refusal Rights. The Company may elect to purchase all (but not less than all) of the shares of Restricted Stock proposed to be transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to the Participant within thirty (30) days after the receipt of the Sale Notice by the Company. If the Company has not elected to purchase all of the Restricted Stock proposed to be transferred and the Participant and his/her permitted transferees own ten thousand (10,000) or more shares of Restricted Stock, the Investors may elect to purchase all (but not less than all) of the Restricted Stock proposed to be transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to the Participant within sixty (60) days after the receipt of the Sale Notice by the Company. If more than one Investor elects to purchase such Restricted Stock, the number of shares to be purchased by the electing Investors will be allocated among them pro rata on the basis of the number of shares of the Company’s Underlying Common Stock held by them. Any person who has the right to acquire Restricted Stock pursuant to this Section 4(b) will be given up to sixty (60) days (after it has been determined that such person has such right) to consummate the purchase and sale of such Restricted Stock. If neither the Company nor the Investors have elected to purchase all of the Restricted Stock specified in the Sale Notice, the Participant may, subject to the provisions of Section 4(c), transfer the Restricted Stock specified in the Sale Notice at a price and on terms no more favorable to the transferees) thereof than specified in the Sale Notice during the sixty (60) day period immediately following the expiration of such days. Any shares of Restricted Stock not transferred within such sixty (60) day period will continue to be subject to the provisions of this Section 4(b) upon subsequent transfer.
     (c) Certain Permitted Transfers. The restrictions contained in this Section 4 will not apply with respect a Participant’s transfer of shares of Restricted Stock (i) pursuant to applicable laws of descent and distribution or (ii) among such Participant’s family group; provided that in each case the restrictions contained in this Section will continue to be applicable to the Restricted Stock after any such transfer and the transferees of such Restricted Stock have so agreed in writing. The “family group” of a Participant means the spouse and descendants (whether natural or adopted) of such Participant, and any trust, partnership or entity solely for the benefit of such Participant and/or such Participant’s spouse and/or descendants.
     (d) Termination of Restrictions. The restrictions on the transfer of Restricted Stock set forth in this Section 4 will continue with respect to each share of Restricted Stock until the date on which such Restricted Stock has been transferred in a transaction permitted by this Section (except in a transaction contemplated by Section 4(c)); provided in any event the restrictions on transfers set forth in this Section 4 will terminate with respect to particular shares of Restricted Stock on the first to occur of (i) the tenth anniversary of the Date of Issuance

Second Amendment and Restatement of Restricted Stock Plan
(Following October 2005 Technical Amendments)

thereof, (ii) a Qualified Public Offering (as to Vested Shares only) and (iii) a Sale of the Company.
     (e) Additional Restrictions. Prior to making any transfer of any interest in Restricted Stock to any Person, a Participant must use reasonable efforts to ascertain whether the proposed transferees (or any Person affiliated with the proposed transferees) is a competitor of the Company. If a Participant has reason to believe that the proposed transferee is or is affiliated with or acting on behalf of such a competitor, the Participant will not transfer any Restricted Stock to the proposed transferee.
     Section 5. Additional Restrictions on Transfer.
     (a) Each certificate representing Restricted Stock will bear the following legend:
     “THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON                     , HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN THE ULTA 3 COSMETICS & SALON, INC. RESTRICTED STOCK PLAN, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”
     (b) No holder of Restricted Stock may sell, transfer or dispose of any Restricted Stock (except in a Public Offering) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act of 1933, as amended is not required in connection with such transfer.
     (c) No holder of Restricted Stock may effect any public sale or distribution of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the ninety (90) days after the effectiveness of any Public Offering except as part of Public Offering if permitted.
     (d) In the event that the Restricted Stock issued hereunder is subject to an effective registration under the Securities Act of 1933, such stock may, in general, be freely transferred unless the Participant is deemed to be an “affiliate” of the Company as that term is defined in Rule 144 as promulgated by the Securities and Exchange Commission. Participant is required to comply with the provisions of Rule 144 to the extent such Rule may be applicable to the Restricted Stock acquired hereunder, and to refrain from reoffering, reselling or otherwise disposing of any of the Restricted Stock in any manner which would violate the Securities Act of 1933 or any other applicable Federal or State securities law.
     Section 6. Sale of the Company.

Second Amendment and Restatement of Restricted Stock Plan
(Following October 2005 Technical Amendments)

     (a) If the Board and the holders of a majority of the Preferred Stock then outstanding approve a Sale of the Company (the “Approved Sale”), the holders of Restricted Stock must consent to and raise no objection against the Approved Sale, and if the Approved Sale is structured as a sale of stock, the holders of Restricted Stock must agree to sell all or the proportionate portion of their shares of Restricted Stock on the terms and conditions approved by the Board and the Directing Investors. The holders of Restricted Stock must take all necessary and desirable actions in connection with the consummation of the Approved Sale.
     (b) The obligations of the holders of Restricted Stock with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, all of the holders of the Company’s Common Stock will receive the same form and amount of consideration per share of the Company’s Common Stock, or if any holders are given an option as to the form and amount of consideration to be received, all holders will be given the same option, (ii) all of the holders of the Company’s Common Stock will, after taking into consideration the conversion price then in effect on the Company’s Preferred Stock, receive the same form and amount of consideration per share of the Company’s Preferred Stock and (iii) all holders of then exercisable rights to acquire shares of the Company’s Common Stock will be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of the Company’s Common Stock or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of the Company’s Common Stock received by the holders of the Company’s Common Stock in connection with the Approved Sale less the exercise price (per share of the Company’s Common Stock) of such rights to acquire the Company’s Common Stock by (2) the number of shares of the Company’s Common Stock represented by such rights.
     (c) If the Company or the holders of a majority of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar Rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Restricted Stock must, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any holder of Restricted Stock appoints the purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Restricted Stock declines to appoint the purchaser representative designated by the Company such holder must appoint another purchaser representative (reasonably acceptable to the Company), and such holder will be responsible for the fees of the purchaser representative so appointed.
     (d) Each Participant and each other holder of Restricted Stock (if any) will bear his pro rata share (based upon the number of shares sold) of the costs of any sale of Restricted Stock pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of the Company’s Common Stock and are not otherwise paid by the Company or the acquiring party. Costs incurred by any Participant or any other holder of Restricted Stock on his own behalf will not be considered costs of the transaction hereunder.

Second Amendment and Restatement of Restricted Stock Plan
(Following October 2005 Technical Amendments)

     (e) The provisions of this Section 6 will terminate with respect to particular shares of Restricted Stock upon the first to occur of (i) the tenth anniversary of the Date of Issuance thereof, (ii) a Qualified Public Offering and (iii) a Sale of the Company.
     Section 7. Voting Stock. So long as the Investors hold any shares of the Company’s Underlying Common Stock, each share of Restricted Stock must be voted as directed by the Directing Investors with respect to a proposed Sale of the Company or in connection with a proposed Public Offering. Participant and the Company each will take all necessary or desirable actions as are requested by the Directing Investors, in order to cause all shares of Restricted Stock to be voted pursuant to such direction of the Directing Investors. Participant will deliver to the Company upon purchase of any shares of Restricted Stock, an irrevocable proxy with respect to such shares in favor of the Directing Investors. The provisions of this Section 7 will terminate with respect to particular shares of Restricted Stock upon the first to occur of a Qualified Public Offering and the tenth anniversary of the Date of Issuance thereof.
     Section 8. Definitions.
     “Company’s Common Stock” means Common Stock, par value $.01 per share of the Company.
     “Directing Investors” means those Investors holding a majority of the Underlying Common Stock.
     “Disability” means the mental or physical incapacity of the Participant such that Participant would qualify for Disability benefits under the Company’s long term Disability plan, if a participant therein.
     “Independent Third Party” means any person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company’s Common Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with the Company or any such 5% owner of the Company’s Common Stock and who is not the spouse or a descendent (by birth or adoption) of any such 5% owner of the Company’s Common Stock.
     “Investors” means the holders (other than Richard E. George and Terry J. Hanson) of the Preferred Stock. Any action to be taken or determination to be made under this Plan by the Investors shall be taken or made by Directing Investors.
     “Market Value” of any share of Restricted Stock means (a) the closing price of the Company’s Common Stock on the principal exchange on which the Common Stock is then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or (b) if the Company’s Common Stock is not traded on an exchange but is reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. National Market System (“NASDAQ System”) or a successor quotation system, the last sales price on the most recent trading day previous to such date, or (c) of the Common Stock is not listed on any Securities Exchange or quoted in the NASDAQ System, the Market Value will be the fair value of the Common Stock as determined in good faith by the Board.

Second Amendment and Restatement of Restricted Stock Plan
(Following October 2005 Technical Amendments)

     “Original Cost” of any share of Restricted Stock will be equal to the price paid for such share on its Date of Issuance (as proportionally adjusted for all stock splits, stock dividends and other recapitalization affecting the Company’s Common Stock subsequent to such Date of Issuance).
     “Participant” means any Employee and Non-Employee Director who is selected by the Committee to receive shares of the Company’s Common Stock pursuant to this Plan.
     “Preferred Stock” means the Series I Convertible Preferred Stock, Series II Convertible Preferred Stock, Series IV Convertible Preferred Stock of the Company and such other additional convertible preferred stock as the Company may issue from time to time.
     “Public Offering” means the sale, in an underwritten Public Offering registered under the Securities Act, of shares of the Company’s Common Stock.
     “Qualified Public Offering” means a Public Offering in which (i) the aggregate cash proceeds received by the Company for the shares sold in such offering is at least $15 million; (ii) the price per share paid by the public for the shares sold in such offering implies a total equity valuation of the Company of at least $100 million; and (iii) the shares sold in such offering are listed on the American Stock Exchange or the New York Stock Exchange or are quoted on the NASDAQ System.
     “Restricted Stock” For all purposes of this Plan, Restricted Stock will continue to be Restricted Stock in the hands of any holder other than the Employee or Non-Employee Director to whom issued (except for the Company, any Investor and purchasers pursuant to an offering registered with the Securities Exchange Commission or purchasers pursuant to a Rule 144 transaction), and each such other holder of Restricted Stock will succeed to all rights and obligations attributable to such Employee or Non-Employee Director as a holder of Restricted Stock hereunder. Restricted Stock will also include shares of the Company’s capital stock issued with respect to shares of Restricted Stock by way of a stock split, stock dividend or other recapitalization.
     “Retirement” means the retirement of the Employee from the Company on or after attaining age 55, or as otherwise may be agreed upon by the Employee and the Company with the approval of the Committee.
     “Sale of the Company” means the sale of the Company to an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties (i) acquire, in one transaction or a series of related transactions, capital stock of the Company possessing the voting power to elect a majority of the Board (whether by merger, consolidation or sale or transfer of the Company’s capital stock) or (ii) acquire by sale, lease, assignment, transfer or other conveyance all or substantially all of the Company’s assets determined on a consolidated basis.
     “Securities Act” means the Securities Act of 1933, as amended from time to time.
     “Service” means the performance of service for the Company, whether as an employee or as a member of the Board.

Second Amendment and Restatement of Restricted Stock Plan
(Following October 2005 Technical Amendments)

     “Subsidiary” means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the Board directly or through one or more subsidiaries.
     “Underlying Common Stock” means (i) the Common Stock issued or issuable upon conversion of the Preferred Stock and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Any Person who holds Preferred Stock will be deemed to be the holder of the Underlying Common Stock obtainable upon conversion of the Preferred Stock in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the conversion of the Preferred Stock. As to any particular shares of Underlying Common Stock, such shares will cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration Statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force).
     Section 9. General Provisions
     (a) Transfers in Violation of Plan Restrictions. Any transfer or attempted transfer of any Restricted Stock in violation of any provision of this Plan shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Restricted Stock as the owner of such stock for any purposes
     (b) Severability. Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be invalid, illegal or unenforceable in any respect under any applicable law or Rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Plan will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
     (c) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Participants, the Company, the Investors and their respective successors and assigns (including subsequent holders of Restricted Stock); provided that the rights and obligations of Participant under this Agreement shall not be assignable except in connection with a permitted transfer of Restricted Stock hereunder.
     (d) Choice of Law. The corporate law of the State of Delaware will govern all questions concerning the relative rights of the Company and the holders of Restricted Stock. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by the internal law and not the law of conflicts, of the State of Delaware.
     (e) Third Party Beneficiaries. The parties hereto hereby acknowledge that the Investors are third party beneficiaries to this Plan. Accordingly, the provisions of this Plan applicable to the Investors are intended to inure to the benefit of and be enforceable by the Investors and their assignees.

Second Amendment and Restatement of Restricted Stock Plan
(Following October 2005 Technical Amendments)

     (f) Amendment of the Plan. The Board may, insofar as permitted by law, from time to time, with respect to any shares of Restricted Stock, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the holders of a majority of the Restricted Stock of the Company, no such revision or amendment shall remove the administration of the Plan from the Committee. No amendment or termination of the Plan shall, without the consent of the Participant alter or impair any rights under the Restricted Stock theretofore granted to such Participant. Notwithstanding the foregoing, this Plan may be modified by the Board to eliminate the rights of the Investors with respect to all Restricted Stock issued hereunder with the appropriate consent of the Directing Investors only. Furthermore, the Plan may not, without the approval of the holders of a majority of the equity securities of the Company, be amended in any manner which would result in a failure to comply with Section 16(b) of the Securities Exchange Act of 1934 or similar statutes or Rules or regulations adopted thereunder.
     (g) Notices. All notices required to be given under this Plan shall be deemed given as of the date of hand delivery or three days after mailing via first class mail. Notices to the Company shall be given to the Chief Financial Officer or such other officer as the Company may designate. Notices to Participants shall be given at the last mailing address on file with the Company.

DATED: , 2003	ULTA SALON, COSMETICS & FRAGRANCE, INC.

By.

Its:

     IN WITNESSETH WHEREOF, the Assistant Secretary of the Company hereby certifies that the Plan was approved by consent of the required number of Company Shareholders effective                      , 2003.

Assistant Secretary

Dated: , 2003

Second Amendment and Restatement of Restricted Stock Plan
(Following October 2005 Technical Amendments)

ANNEX I TO RESTRICTED STOCK PLAN
                                              (“Participant”) hereby accepts the offer of Ulta Salon, Cosmetics & Fragrance, Inc. (the “Company”) and purchases                     shares (the “Shares”) of the Company’s Common Stock, par value $.01, per share, pursuant to the terms and provisions of the Second Amendment and Restatement of the Company’s Restricted Stock Plan (the “Plan”) at a price of $                    per share. Enclosed with this acceptance is a good check in the amount of $                    , as full payment of the Shares.
     Participant acknowledges that each of the Shares purchased under this acceptance is a share of Restricted Stock (as that term is defined in the Plan), subject to the various restrictions on transfer and the vesting provisions of the Plan.
     (a) Participant agrees that within thirty (30) days after the date hereof, he will make an effective election with the Internal Revenue Service under Section 83 (b) of the Internal Revenue Code and the regulations promulgated thereunder.
     (b) Participant represents and warrants to the Company that:
     (i) the shares are, being acquired for his own account and not with a view to, or present intention of, distribution thereof in violation of the Securities Act of 1933 as amended (the “Securities Act”) or any applicable state securities laws, and will not be disposed of in contravention of the Securities Act or any applicable state securities laws;
     (ii) Participant is able to bear the economic risk of his investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available;
     (iii) Participant has had an opportunity to ask questions and receive answers Concerning the terms and conditions of the offering of Shares to him and has had full access to such other information concerning the Company as he has requested;
     (iv) this acceptance which incorporates by reference each of the terms and provisions of the Plan constitutes the legal, valid and binding obligation of Participant, enforceable in accordance with its terms; and
     (v) the execution and deliver of this Agreement and the purchase of the Shares subject to the Plan, compliance with the terms of the Plan by Participant and Participant’s Service to the Company (as such term is defined in the Plan) does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Participant is a party or any judgment, order or decree to which Participant is subject.
     (c) Participant and the Company acknowledge and agree that the shares will be issued in connection with and as a part of the compensation and incentive arrangements between the Company and Participant. Participant agrees that, in addition to the provisions of any other agreement the Participant may at any time enter into with the Company relating to

Second Amendment and Restatement of Restricted Stock Plan
(Following October 2005 Technical Amendments)

i

noncompetition, nonsolicitation and confidentiality1, from the date hereof and continuing for the longer of: (a) a period of one year after Participant no longer owns any shares of Restricted Stock or (b) if Participant’s Service to the Company is terminated for any reason, a period of one year after the date of such termination, Participant will not purchase equity securities of any corporation, become a director, officer, agent or employee of a corporation or a member of a partnership, engage as a sole proprietor in any business, act as a consultant to or provide any form of financial assistance to, or otherwise engage directly or indirectly in any enterprise which, in the reasonable opinion of the Company, is a Competitor (as hereinafter defined); provided that the restrictions in this sentence shall not apply to (i) the acquisition of equity securities of a Competitor if such equity securities are received as consideration in a merger or sale of substantially all of the assets of a corporation in which such Participant owns equity securities, and which was not a Competitor at the time of such Participant’s initial investment in such corporation, with or to a corporation that is or subsequently becomes a Competitor, but only to the extent that any such merger or sale of assets is entered into in good faith and not for the purpose of avoiding the restrictions hereof, or (ii) the ownership of less than five percent (5%) of equity securities of a publicly tendered cosmetic or beauty retailer in the United States.
     “Competitor” means any business, firm or enterprise engaged in a business substantially similar to the business engaged in by the Company as of the date of this Agreement or during the Aperiod of Participant’s Service to the Company. A business shall be deemed substantially similar to the Company if it has a similar business strategy and similar product mix to the Company or has the intent to develop such a business.
     (d) Participant and the Company acknowledge that Participant, the Company and the Investors (as that term is defined in the Plan) will be entitled to enforce their rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement, to exercise all other rights existing in their favor, and agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that Participant, the Company, or the Investors may in their sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.
     (e) The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Participant and the Investors.

[1]	Note: At the time of any issuance under the Plan, the Company should verify that there is also an appropriate form of the Company’s standard “Agreement Regarding Noncompetition, Nonsolicitation and Confidential Information”, signed by the Participant, in the Company’s files.

Second Amendment and Restatement of Restricted Stock Plan
(Following October 2005 Technical Amendments)

ii

     (f) This acceptance, together with the Plan which is incorporated herein by reference, embody the complete agreement and understanding of Participant and the Company and supersede and preempt any prior understandings, agreements or representations by either of them, written or oral, with respect to the subject matter hereof in any way.

Dated:	Participant:

Name:

Acceptance Acknowledged:

ULTA SALON, COSMETICS & FRAGRANCE, INC.

By

Its:

Second Amendment and Restatement of Restricted Stock Plan
(Following October 2005 Technical Amendments)

iii